Exhibit 5.1

Pepper Hamilton LLP

Attorneys at Law

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

            April 8, 2003

Comcast Corporation

1500 Market Street

Philadelphia, PA 19102-2148

Re: Comcast Corporation

       Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Comcast Corporation (the “Company”) which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers 71,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), which may be issued pursuant to the Comcast Corporation 2003 Stock Option Plan, effective February 26, 2003, and the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective February 26, 2003 (collectively, the “Plans”).

We have examined the Registration Statement, including the exhibits thereto, the Company’s Articles of Incorporation, as amended, the Company’s By-laws, the Plans and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended, including the statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PEPPER HAMILTON LLP

PEPPER HAMILTON LLP